PROXY

AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, California  94010

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Christopher B. Tigno and Neal D. Cispin, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of AeroCentury Corp. held of record by the undersigned on March 7, 2008, at the 2008 Annual Meeting of Stockholders of the Company to be held on May 1, 2008, or at any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

o  FOR all nominees listed below (except as marked to the contrary below)

☐  WITHHOLD AUTHORITY to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below)

 o Roy E. Hahn                                    o  Toni M. Perazzo

2. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP as
independent auditors for the Company for the fiscal year ending ecember 31, 2008.

 o FOR                oAGAINST             o ABSTAIN

3. PROPOSAL to approve an amendment to the Company’s Amended and
Restated Certificate of Incorporation for the purpose of increasing the number of authorized shares of the Company’s Common Stock from
3,000,000 to 10,000,000.

 o FOR                o AGAINST             o ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1, 2 AND 3
PLEASE TURN OVER, DATE AND SIGN REVERSE SIDE

(back)

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE,

THEN THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND
 “FOR” PROPOSALS NO. 2 & 3.

Please sign exactly as your name appears on the attached label. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SIGNATURES (below)

___________________________________________ Title (if any) ______________________ Date______________

___________________________________________ Title (if any)_______________________ Date_______________
(Second Signature, if held jointly)

Change of address (if applicable):  ___________________________________________